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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, made as of January 17 , 1995, between CALGON CARBON CORPORATION (the "Company"), a Delaware corporation, and GAIL A. GERONO ("Employee"), of 3080 Swallowhill Circle, Pittsburgh, Pennsylvania 15220,

                                   WITNESSETH:

                  WHEREAS, Employee is and has been Director of Investor Relations of the Company, in which capacity her services have contributed materially to the successful operation of the Company's business, the increase in the number of its customers and the development and maintenance of the good will of such customers.

                  WHEREAS, the Company wishes to assure itself of the continued availability of Employee's services and of reasonable protection against Employee's competing against the Company, and Employee is willing to give such assurance in return for protection against arbitrary or unjustified discharge, demotion and similar events;

                  NOW, THEREFORE, intending to be legally bound hereby, the Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                  1. Duties and Responsibilities. Employee shall use her best energies and abilities in, and shall devote all her time during business hours to, the rendering of such services and the performance of such duties as may be assigned to her from time to time by the Company, all as directed by and to the satisfaction of the President and the Board of Directors of the Company. Employee's assignment and primary responsibility shall be Director of Investor Relations of the Company. Notwithstanding the foregoing without Employee's consent, she shall not be required to render services or perform duties hereunder which are not reasonably consistent with and customary for her position as Director of Investor Relations of the Company, or which would require her to move her personal residence from Allegheny County, Pennsylvania.

                  2. Initial and renewal terms; death or disability.
                     ----------------------------------------------

                  (a) Employment hereunder shall commence as of January 17, 1995. Except as otherwise provided in paragraph 2(b), such

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employment shall continue for an initial period until December 31, 1995 and unless terminated as provided in paragraph 2 (c) or article 4, shall continue thereafter for successive renewal periods o f one year each after December 31, 1995.

                  (b) If a Change of Control occurs at a.time when Employee is employed hereunder, such employment shall continue until the last day of the second full calendar year after such Change of Control and unless terminated as provided in paragraph 2 (c) or article 4 , shall continue thereafter for successive renewal periods of one year each. The term "Change of Control" is defined in paragraph 2 (d).

                  (c) The Company or Employee may terminate Employee's employment hereunder as of the end of the initial period referred to in paragraph 2 (a), or as of the end of the second full calendar year after a Change of Control pursuant to paragraph 2(b), or as of the end of any applicable renewal period referred to in paragraphs 2 (a) or 2 (b), by giving written notice to the other that such employment will terminate and of the date of such termination. Any such notice, to be effective, must be given not less than six months before the date when such employment is to terminate other termination rights are provided in article 4.

                  (d) For all purposes of this Agreement, a Change of Control shall be deemed to have occurred when (i) the Company is merged or consolidated with another corporation which is not then controlled by the Company, or (ii) a majority of the Company' s assets are sold or otherwise transferred to another such corporation or to a partnership, firm or one or more individuals not so controlled, or (iii) a majority of the members of the Company's Board of Directors consists of persons who were not nominated for election as directors by or on behalf of the Board of Directors itself or with the express concurrence of the Board of Directors, or (iv) a single person other than the Voting Trust, or a group of persons acting in concert and not including the Voting Trust, obtains the power to cause the nominees or such person or group to be elected as a majority of the directors of the Company. For all purposes of this Agreement, the term "Voting Trust" shall mean ( i ) the Voting Trust dated as of March 1, 1985, as amended and as it may be amended, of which Thomas A. McConomy is presently the Voting Trustee (the "Existing Voting Trust"), (ii) the Trustee of the Existing Voting Trust acting as such, (iii) any Successor Voting Trust and
(iv) the voting trustee or trustees of any Successor Voting Trust. For all purposes of this Agreement, the term "Successor Voting Trust" shall mean any voting trust into which persons who are now beneficial owners of shares in the Existing Voting Trust deposit shares of the Company's capital stock having voting power sufficient to cause the nominees of such persons to be elected as a majority of the directors of the Company.


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                  (e) If Employee dies during her employment hereunder, payment of compensation shall thereupon be discontinued. If for any reason Employee is physically or mentally disabled so as to be unable to perform all her duties hereunder and the employment of employee is not terminated pursuant to paragraph 4, then payment of compensation hereunder (other than severance pay, if any, pursuant to paragraph 5(b) shall be discontinued during the period beginning twelve months after such disability begins and ending on the date when Employee is able to resume full-time employment hereunder, provided that the proceeds of any disability insurance maintained by the Company and payable to Employee during the period of her disability shall be credited against the Company's obligation to pay compensation to Employee under this paragraph 2(e).

                  3. Compensation. Subject to paragraph 2, the Company shall pay Employee a salary at the rate of at least $5,205 per month until the termination of Employee's employment hereunder. Such salary rate shall be reviewed at least annually by the Board of Directors of the company and may be increased or decreased (but not below the rate specified above) to reflect the performance by Employee of her duties hereunder, the results of the operations of the Company's business or other factors. Employee shall be entitled to receive bonuses and other incentive compensation, stock options, stock appreciation rights, other forms of compensation and other employee benefits on no less favorable a basis than the basis applicable to other employees of the Company having similar rank and status, except for benefits not legally available to Employee because of her status, compensation or similar factors. Employee shall also be reimbursed by the Company for reasonable out-of-pocket expenses incurred by her in performing her duties hereunder.

                  4. Termination.
                     -----------

                  (a) The employment of Employee hereunder may be terminated by the Company at any time, without notice, for Employee's dishonesty, disloyalty or refusal to perform her duties hereunder in good faith and to the best of her ability or for Employee's resignation at a time or in a manner not permitted by this Agreement or for any other material breach of this Agreement by Employee (a "Termination for Cause").

                  (b) At any time prior to the date, if ever, when a Change of Control occurs, the employment of Employee hereunder may also be terminated by the Company, on not less than 60 days' notice to Employee, for Employee's failure or inability to perform such duties in a manner reasonably satisfactory to the President of the Company in the President's judgment rendered in good faith (a "Performance-Based Termination"). After a Change of Control, no termination by the Company of Employee's employment hereunder shall be deemed a Performance-Based Termination.


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                  (c) If a Change of Control occurs, Employee may terminate
employment hereunder as of any date which is within the period beginning on the first anniversary, of such Change of Control and ending on the second such anniversary, on not less than 30 days' notice to the Company. Any such termination by Employee may be for any reason which is sufficient to Employee, in Employee's sole discretion.

                  5. Severance pay.
                     -------------

                  (a) If the employment of Employee hereunder is terminated by the Company in a Termination for Cause or a Performance-based Termination, no severance pay shall be paid to Employee by reason of such termination.

                  (b) If the employment of Employee hereunder is terminated by the Company in any manner other than a Termination for Cause or a Performance-Based Termination (except a termination pursuant to paragraph 2(c)), or is terminated by Employee pursuant to paragraph 4 (c) after a Change of Control, then during the Severance Period the Company shall pay to Employee as severance pay each month an amount equal to one-twelfth of Severance Compensation. "Severance Compensation, " for purposes of this Agreement, shall mean the amount of salary (but not bonus or other incentive compensation) received by Employee from the Company for the calendar year immediately prior to the year of termination. "Severance Period," for purposes of this Agreement, shall mean the period of 12 months after the date of such termination, but in any event the Severance Period shall end on the date, if ever, when Employee is employed by another employer for total cash compensation equal to at least 90% of Severance Compensation. In addition, in the event of any such termination the Company shall provide for Employee during the Severance Period the same or equivalent medical, dental, vision, disability and insurance benefits as were provided for Employee at the time of such termination.

                  (c) Upon any termination of the employment of Employee hereunder, inc1uding but not limited to a Termination for Cause or an Employment-Based Termination, Employee shall be entitled to receive all vested benefits under all incentive compensation and other employee benefit programs applicable to Employee, and shall be entitled to exercise all, stock options and stock appreciation rights previously granted to Employee by the Company regardless of any deferred vesting or deferred exercise provisions of such stock options or stock appreciation rights.

                  6. Confidential information, etc.

                  (a) Employee recognizes and acknowledges that: (i) in the course of Employee's employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information. concerning the Company's sales,



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sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customers' purchases from the Company, the Company's sources of supply, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information") ;
(ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

                  (b) Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (i) from soliciting or inducing any employee of the Company or of any subsidiary of the Company (collectively, the "Company") to leave the employ of the Company, ( ii ) from hiring or attempting to hire any employee of the Company, (iii) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose, and (iv) from competing against the Company for a reasonable period.

                  7. Non-compete.
                     -----------

                  (a) Employee agrees to hold and safeguard the Confidential information in trust for the Company, its successors and assigns and agrees that she shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company at any time, either during her, employment by the Company or subsequent to the termination of her employment by the Company for any reason, including without limitation termination by the Company in a Termination for Cause or otherwise, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

                  (b) Upon the termination of Employee's employment by the Company or by Employee for any reason, including without limitation termination by the Company in a Termination for Cause or otherwise, Employee shall promptly deliver to the Company all originals and copies of correspondence, drawings, blueprints, financial and business records, marketing and publicity materials,


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manuals, letters, notes, notebooks, reports, flow-charts, drawings, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, shall promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

                  (c) Employee agrees that during her employment by the Company she shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer or supplier of the Company for any business purpose other than for the benefit of the Company. Employee further agrees that during the Severance Period or for a period of two years after termination of employment hereunder, whichever is longer, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company, or solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

                  (d) Employee covenants and agrees that during the period of Employee's employment hereunder and during the Severance Period or for a period of two years after termination of employment hereunder, whichever is longer, Employee shall not, in any Competitive Territory, engage, directly or indirectly whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, (i) the term "Competing Business" shall mean any person, corporation or other entity which sells or attempts to sell any products or services which are the same as or similar to the products and services sold by the Company at any time and from time to time during the last two years prior to the termination of Employee's employment hereunder, and (ii) the term "Competitive Territory" shall mean the United States of America, Great Britain, Belgium, Germany, Japan and any other nation in which, to the knowledge of Employee, the Company has made or considered making such sales, either itself or through a subsidiary, affiliate or joint venture partner, during the last two years prior to the termination of Employee's employment hereunder.

                  8. Injunctive and other relief.
                     ---------------------------

                  (a) Employee represents that her experience and capabilities are such that the provisions of paragraphs 6 and 7 will not prevent her from earning her, livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use her ability and knowledge in competition with the Company or to otherwise breach the obligations contained in said paragraphs.


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                  (b) In the event of a breach by Employee of the terms of this
Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by her of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against her in the event of any breach whether or not the Company may also be entitled to recover damages hereunder.

                  (c) It is the intention of the parties that the provisions of paragraphs 6 and 7 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such 1aw) or any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

                  9. Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators. Each party shall appoint one of such arbitrators, and the two arbitrators so appointed shall appoint the third arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Pittsburgh, Pennsylvania. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waves any damages in excess of compensatory damages.

                  10. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

                  11. Amendments, waivers, etc. No amendment of any provision of
                      -------------------------
this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of



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warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of the Company and Employee. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver. No failure or delay on the part of the Company or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  12. Assignment. The rights and duties of the Company under this Agreement may be transferred to, and shall be binding upon, any person or company which acquires the Company or its business by merger, purchase or otherwise. Except as otherwise provided in this paragraph 12, neither the Company nor Employee may transfer any of their respective rights and duties hereunder except with the written, consent of the other party hereto.

                  13. Interpretation, etc. The Company and Employee have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and Employee and no presumption or burden of proof shall arise favoring or disfavoring the Company or Employee because of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have. The paragraph headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

                  14. Integration; counterparts. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  WITNESS the due execution hereof as of the date first above written



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